Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Transocean Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Shares of Transocean Ltd., par value CHF 0.10 per share	457(r)			$435,000,000.00	0.0000927	$40,324.50
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$435,000,000.00	0.0000927	$40,324.50
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$40,324.50

(1)	Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) of the Securities Act.